As filed with the Securities and Exchange Commission on August 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FULTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2195389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE PENN SQUARE

P.O. BOX 4887

LANCASTER, PENNSYLVANIA 17604

(717) 291-2411

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NATASHA R. LUDDINGTON

SENIOR EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

FULTON FINANCIAL CORPORATION

ONE PENN SQUARE

P.O. BOX 4887

LANCASTER, PENNSYLVANIA 17604

(717) 291-2411

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

SHAWN TURNER

MARY ELLEN STANLEY

HOLLAND & KNIGHT LLP

1801 CALIFORNIA STREET

SUITE 5000

DENVER, COLORADO 80202

(303) 974-6660

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

of

FULTON FINANCIAL CORPORATION

Fulton Financial Corporation from time to time in one or more offerings may offer to sell the securities identified above either separately or in any combination of the securities. The securities we may offer may be convertible or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FULT.”

Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” on page 7 of this prospectus, and in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, each of which are incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not bank deposits and are not insured by the FDIC or any other governmental agency nor are they obligations of, or guaranteed by, a bank.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Prospectus dated August 11, 2025.

We have not authorized any other person to provide you with any information other than the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer,” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, we may offer and sell from time to time, separately or together, any combination of common stock, preferred stock, depositary shares, senior debt securities, subordinated debt securities, warrants, purchase contracts and units in one or more offerings up to an indeterminate aggregate dollar amount. The debt securities, preferred stock, warrants, purchase contracts and units may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities issued by us.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fultonbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or the context requires otherwise, references to “we,” “us,” “our,” “Fulton Financial,” “registrant” or similar terms are to Fulton Financial Corporation, a Pennsylvania corporation, and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “future,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of, or guidance on, our future financial performance, expected levels of future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Among the important factors that could cause our actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are the factors disclosed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to, the following:

•

the impact of adverse conditions in the economy and financial markets, including elevated interest rates and trade policies and the imposition of tariffs and retaliatory tariffs, on the performance of our loan portfolio and demand for our products and services;

•

the potential impacts of recent events affecting the financial services industry on us, including increased competition for, and costs of, deposits and other funding sources, more stringent regulatory requirements relating to liquidity and interest rate risk management and capital adequacy and increased FDIC insurance expenses;

•

the effects of actions by the federal government, including those of the Board of Governors of the Federal Reserve System and other government agencies, that impact the money supply and market interest rates;

•	the effects of market interest rates, and the relative balances of interest rate-sensitive assets to interest rate-sensitive liabilities, on net interest margin (“NIM”) and net interest income;

•

the composition of our loan portfolio, including commercial mortgage loans, commercial and industrial loans and construction loans, which collectively represent a majority of the loan portfolio, may expose us to increased credit risk;

•	the effects of changes in interest rates on demand for our products and services;

•	investment securities gains and losses, including declines in the fair value of securities which may result in charges to earnings or shareholders’ equity;

•	the effects of changes in interest rates or disruptions in liquidity markets on our sources of funding;

•

capital and liquidity strategies, including our ability to comply with applicable capital and liquidity requirements, and our ability to generate capital internally or raise capital on favorable terms;

•	the effects of competition on deposit rates and growth, loan rates and growth and NIM;

•	possible goodwill impairment charges;

•

the impact of operational risks, including the risk of human error, inadequate or failed internal processes and systems, computer and telecommunications systems failures, faulty or incomplete data and an inadequate risk management framework;

•	the loss of, or failure to safeguard, confidential or proprietary information;

•	our failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks;

•	the impact of failures of third-party vendors upon which we rely to perform in accordance with contractual arrangements and the effects of concerns about other financial institutions on us;

•	the potential to incur losses in connection with repurchase and indemnification payments related to sold loans;

•	the potential effects of climate change on our business and results of operations;

•

increases in non-performing assets, which may require us to increase the allowance for credit losses, charge-off loans and incur elevated collection and carrying costs related to such non-performing assets;

•

the determination of the allowance for credit losses, which depends significantly upon assumptions and judgments with respect to a variety of factors, including the performance of the loan portfolio, the weighted-average remaining lives of different classifications of loans within the loan portfolio and current and forecasted economic conditions, among other factors;

•	the effects of the extensive level of regulation and supervision to which we and Fulton Bank, N.A. (“Fulton Bank”) are subject;

•	changes in law, regulation and government policy, which could result in significant changes in banking and financial services regulation;

•	the continuing impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and results of operations;

•

the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation;

•	the effects of adverse outcomes in litigation and governmental or administrative proceedings;

•	the effects of changes in U.S. federal, state or local tax laws;

•	the effects of the significant amounts of time and expense associated with regulatory compliance and risk management;

•

our ability to realize anticipated reductions in non-interest expense and increases in revenue from strategic initiatives implemented from time to time intended to simplify our operating model, improve our relationship banking focus, increase productivity and enhance the customer experience;

•	completed and potential acquisitions may affect costs and we may not be able to successfully integrate the acquired business or realize the anticipated benefits from such acquisitions;

•

geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine and ongoing conflicts in the Middle East, which could impact business and economic conditions in the United States and abroad;

•

public health crises and pandemics and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions;

•	our ability to achieve our growth plans;

•	our ability to attract and retain talented personnel;

•	the effects of competition from financial service companies and other companies offering bank services;

•	our ability to keep pace with technological changes;

•	our reliance on our subsidiaries for substantially all of our revenues and our ability to pay dividends or other distributions;

•	the effects of negative publicity on our reputation; and

•	other factors that may affect our future results.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.fultonbank.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on these websites constitutes a part of this prospectus.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until the completion of the offering of securities under this prospectus (other than information in such additional documents that is deemed under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed February 28, 2025.

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed May 9, 2025 and June 30, 2025, filed August 8, 2025.

•

Our definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed on April 1, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024).

•	Our current Reports on Form 8-K to the extent filed and not furnished with the SEC on January 31, 2025, May 20, 2025, May 22, 2025, July 23, 2025 and August 1, 2025.

•	Our current Report on Form 8-K/A filed with the SEC on February 28, 2025.

•	The description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Fulton Financial Corporation

One Penn Square

P.O. Box 4887

Lancaster, Pennsylvania 17604

Attention: Corporate Secretary

(717) 291-2411

ABOUT FULTON FINANCIAL CORPORATION

Fulton Financial is a Pennsylvania corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. Through our banking subsidiary, Fulton Bank, we deliver financial services primarily within our five-state market area, comprised of Pennsylvania, Delaware, Maryland, New Jersey and Virginia. As of June 30, 2025, Fulton Financial had, on a consolidated basis, total assets of $32 billion, loans and leases, net of unearned income of $24 billion, total deposits of $26.1 billion and total shareholders’ equity of $3.3 billion.

Our principal executive offices are located at One Penn Square, Lancaster, Pennsylvania 17604, and our telephone number is (717) 291-2411. Our common stock is traded on the NASDAQ Global Select Market under the symbol “FULT.” Our website address is www.fultonbank.com. This website address is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be part of, this prospectus supplement.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated into this prospectus by reference, and as updated by our annual and quarterly reports for subsequent fiscal years or quarters that we file with the SEC. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material U.S. federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell all or a portion of the securities covered by this prospectus from time to time, together or separately, in one or more or any combination of the following transactions: (i) on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded; (ii) in privately negotiated transactions; (iii) in underwritten transactions; (iv) in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (v) through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; (vi) in ordinary brokerage transactions and transactions in which the broker solicits purchasers; (vii) “at the market” or through market makers or into an existing market for the securities; and (viii) through any other method permitted by applicable law.

We may sell the securities at prices then prevailing, related to the then-prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our securities on the NASDAQ Global Select Market or any other exchange or market.

Securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To facilitate the offering of securities covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

At the time we enter any material arrangement with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) of the Securities Act, disclosing certain material information, including:

•	the number of securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material U.S. federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities to or through one or more underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole, or in part, any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

Our Amended and Restated Articles of Incorporation authorize us to issue up to 600,000,000 shares of common stock, par value $2.50 per share. Each share of outstanding common stock entitles the holder to one vote per share. Our common stock is not convertible into any other shares of our capital stock. We may sell shares of our common stock pursuant to this prospectus. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

Our board of directors is authorized pursuant to our Amended and Restated Articles of Incorporation, without approval of the holders of common stock, to issue up to 10,000,000 shares of preferred stock, without par value, from time to time without series or in one or more series in such number and to fix by resolution such voting rights (which may be full, limited, multiple, fractional or withheld altogether), designation, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights, and other special or relative rights of such class or any series thereof. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, if any, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued in one or more series under the senior debt securities indenture (the “Senior Indenture”), between Wilmington Trust, National Association (“Wilmington Trust”), as trustee, and us with the specific terms and conditions set forth in a supplemental indenture or company order. Subordinated debt securities will be issued in one or more series under the subordinated debt securities indenture (the “Subordinated Indenture”), between Wilmington Trust, as trustee, and us with the specific terms and conditions set forth in a supplemental indenture or company order.

Forms of the Senior Indenture and the Subordinated Indenture are each filed as an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may sell warrants to purchase our common stock, preferred stock, or debt securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us from time to time will be passed upon for us by Holland & Knight LLP. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Fulton Financial Corporation and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

SEC registration fees	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Printing fees	**
Miscellaneous	**
Total	$ **

*	Deferred in reliance on Rules 456(b) and 457(r).
**	Estimated expenses are not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Pennsylvania Code provides that a Pennsylvania corporation may indemnify a director, officer, employee or agent of such corporation subject to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative investigative, by or in the right of such corporation by reason of the fact that he or she is or was a representative of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article V of Fulton Financial’s bylaws, as amended, provides that we, to the fullest extent permitted under law, will indemnify any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether by or in right of Fulton Financial or otherwise asserted) by reason of the fact that the person: (i) is or was a director or officer of Fulton Financial or (ii) while a director or officer of Fulton Financial, either (A) serves or served as a director, officer, partner, member, trustee, employee or agent of any subsidiary of Fulton Financial or other related enterprise at the request of Fulton Financial or in connection with a related employee benefit plan of Fulton Financial, any subsidiary of Fulton Financial or any such enterprise or (B) serves or served as a director, officer, partner, member, trustee, employee or agent of any other unrelated enterprise (including any charitable organization) in furtherance of the interests of, and at the specific written request of Fulton Financial or in connection with a related employee plan of such enterprise. Fulton Financial’s indemnification may include, but not be limited to any expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in defending or responding to any such pending or threatened action, suit or proceeding (including any incurred in connection with any actions brought by or in the right of Fulton Financial).

Article V of Fulton Financial’s bylaws, as amended, provides that it may purchase and maintain insurance providing indemnification for its directors and officers, among others. Fulton Financial also maintains directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities.

ITEM 16. EXHIBITS

(a) Index of Exhibits: The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Articles of Incorporation, as amended and restated, of Fulton Financial Corporation (incorporated by reference to Exhibit 3.1 of Fulton Financial Corporation’s Current Report on Form 8-K, dated June 24, 2011).

4.2	Bylaws, as amended and restated, of Fulton Financial Corporation (incorporated by reference to Exhibit 3.1 of Fulton Financial Corporation’s Current Report on Form 8-K, dated May 14, 2021).

4.3	Subordinated Debt Securities Indenture, between Fulton Financial Corporation and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K, dated November 17, 2014).

4.4	Second Supplemental Indenture to Subordinated Debt Securities Indenture, between Fulton Financial Corporation and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K, dated March 3, 2020).

4.5	Third Supplemental Indenture to Subordinated Debt Securities Indenture, between Fulton Financial Corporation and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K, dated March 3, 2020).

4.6	Description of Fulton Financial Corporation Securities (incorporated by reference to Exhibit 4.7 of the Fulton Financial Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

4.7	Form of Certificate representing Common Stock (incorporated by reference to Exhibit 4.7 of the Registration Statement on Form S-3, dated November 7, 2017).

4.8**	Form of Senior Debt Securities Indenture, between Fulton Financial Corporation and Wilmington Trust, National Association, as Trustee (including form of senior debt securities).

4.9**	Form of Subordinated Debt Securities Indenture, between Fulton Financial Corporation and Wilmington Trust, National Association, as Trustee (including form of subordinated debt securities).

4.10**	Form of Senior Debt Securities (included in Exhibit 4.8).

4.11**	Form of Subordinated Debt Securities (included in Exhibit 4.9).

4.12*	Form of Warrant Agreement.

4.13*	Form of Statement with respect to Shares of Preferred Stock.

4.14*	Form of Depositary Shares.

4.15*	Form of Unit Agreement.

4.16*	Form of Purchase Contract.

5.1**	Opinion of Holland & Knight LLP.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1**	Power of Attorney of certain officers and directors.

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee for the Senior Debt Securities Indenture.

Exhibit No.	Description of Document

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee for the Subordinated Debt Securities Indenture.

107**	Filing Fee Table.

*	If applicable, to be filed as an Exhibit to a Current Report on Form 8-K or in an amendment to this registration statement.
**	Filed herewith.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, Pennsylvania on August 11, 2025.

FULTON FINANCIAL CORPORATION

By:	/s/ Curtis J. Myers
Curtis J. Myers, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of August 2025.

Signature	Title

/s/ Curtis J. Myers Curtis J. Myers	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Anthony L. Cossetti Anthony L. Cossetti	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Richard S. Kraemer Richard S. Kraemer	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Jennifer Craighead Carey	Director

* Lisa Crutchfield	Director

* Denise L. Devine	Director

* George K. Martin	Director

* James R. Moxley III	Director

* Antoinette M. Pergolin	Director

* Michael F. Shirk	Director

* Scott A. Snyder	Director

Signature	Title

* Ronald H. Spair	Director

* E. Philip Wenger	Director

* By:	/s/ Natasha R. Luddington
Natasha R. Luddington, Attorney-in-Fact, pursuant to Power of Attorney filed herewith